UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 23, 2008

Dynamic Materials Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado  80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Beginning on April 24, 2008, Dynamic Materials Corporation (the “Company”) entered into Indemnification Agreements with each of its directors and named executive officers (the “Indemnification Agreements”).  The Indemnification Agreements require the Company, with certain exceptions, to indemnify its directors and named executive officers against liabilities that may arise by reason of their status or service as directors or officers.  They also require the Company to advance any expenses incurred by the directors or named executive officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance, if available on reasonable terms.

This summary of the terms of the Indemnification Agreements is qualified in its entirety by reference to a form-of Indemnification Agreement which is filed as Exhibit 10.1 to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2008, the Company entered into new employment agreements with each of its named executive officers (the “Employment Agreements”).  The Employment Agreements are effective as of January 1, 2008 through December 31, 2008, unless earlier terminated, and supersede earlier employment agreements.  Pursuant to the Employment Agreements, the Company may terminate the officer’s employment at any time for cause (as defined in the Employment Agreements, copies of which are attached as exhibits 10.2, 10.3 and 10.4 to this Form 8-K) effective immediately upon written notice to the officer.  The Employment Agreements also provide that the Company may terminate the officer for any reason other than for cause upon the payment of (a) one year’s salary, payable in twelve monthly payments, plus (b) a bonus for such period based on the average bonus paid to the officer for the two years preceding his termination.

The Employment Agreements provide for salaries and incentive bonuses as set forth below.  Both the non-discretionary and discretionary bonuses will be determined based on performance goals and rules established by the compensation committee of the Company’s board of directors.  The bonuses, if any, will be payable before March 15, 2009.

Name and Title	2008 Salary	2008 Non-Discretionary Bonus	2008 Discretionary Bonus

Yvon Pierre Cariou, President & Chief Executive Officer	$440,000	2.5% of the Company’s 2008 net income	Up to 25% of 2008 salary

Richard A. Santa, Senior Vice President & Chief Financial Officer	$275,000	1% of the Company’s 2008 net income	Up to 20% of 2008 salary

John G. Banker, Senior Vice President Customers & Technology	$275,000	1% of the Company’s 2008 net income	Up to 20% of 2008 salary

Under the Employment Agreements, each of the named executive officers is also eligible to receive awards of restricted shares of Company common stock under the Company’s 2006 Stock Incentive Plan, subject to the terms and conditions of such plan and as granted by the compensation committee of the Company’s board of directors (information regarding the Company’s 2006 Stock Incentive Plan is hereby incorporated by reference to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 2, 2006).  The Employment Agreements also contain customary non-competition and non-solicitation provisions.

This summary of the terms of the Employment Agreements is qualified in its entirety by reference to the Employment Agreements which are filed as Exhibits 10.2, 10.3 and 10.4 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

10.2	Employment Agreement dated as of April 23, 2008, between the Company and Yvon Pierre Cariou.

10.3	Employment Agreement dated as of April 23, 2008, between the Company and Richard A. Santa.

10.4	Employment Agreement dated as of April 23, 2008, between the Company and John G. Banker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: April 28, 2008	By:	/s/ Richard A. Santa
Richard A. Santa
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Indemnification Agreement.

10.2	Employment Agreement dated as of April 23, 2008, between the Company and Yvon Pierre Cariou.

10.3	Employment Agreement dated as of April 23, 2008, between the Company and Richard A. Santa.

10.4	Employment Agreement dated as of April 23, 2008, between the Company and John G. Banker.